Exhibit 10.1

CLEAR STREET GROUP INC.

AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

(as amended and restated effective as of December 18, 2025)

I. PURPOSE OF THE PLAN

This 2021 Stock Incentive Plan is intended to promote the interests of Clear Street Group Inc., a Delaware corporation, by providing eligible persons in the Corporation’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

II. AWARDS

Awards under the Plan may consist of (i) options, (ii) stock awards and (iii) restricted stock units.

III. ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. Subject to compliance with applicable law, the Board may delegate authority to administer the Plan to an officer of the Company, with respect to Awards to Employees who are not officers, subject to such terms and conditions as deemed appropriate by the Board. The Board may at any time terminate the functions of the Committee or such officer, and reassume all powers and authority previously delegated to the Committee or the officer.

B. The Plan Administrator shall have the authority to determine which eligible persons are to receive Awards, the time or times when those Awards are to be made, the number of shares of Common Stock to be covered by each such Award, the applicable exercise and/or vesting schedule, the exercise price or purchase price (if any) to be paid by the Participant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, and the maximum term for which the option is to remain outstanding.

C. The Plan Administrator shall have the authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Award thereunder.

IV. ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

(i) Employees;

(ii) non-employee members of the Board and the non-employee members of the board of directors of any Parent or Subsidiary; and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section V.D, the maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 59,116,975 shares.

B. Shares of Common Stock subject to outstanding Awards shall be available for subsequent issuance under the Plan to the extent those Awards expire, terminate or are cancelled for any reason prior to the issuance of the underlying shares of Common Stock. Unvested shares issued under the Plan and subsequently forfeited to or repurchased by the Corporation, at a price per share not greater than the exercise or purchase price paid per share, pursuant to the Corporation’s repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Awards under the Plan.

C. Subject to adjustment as provided in Section V.D, the maximum number of shares of Common Stock which may be issued under the Plan pursuant to Incentive Options shall not exceed 59,116,975 shares.

D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the outstanding Common Stock without the Corporation’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding shares of Common Stock by reason of a spin-off transaction or extraordinary distribution or in the event of any merger, consolidation, reincorporation, or other reorganization, then equitable adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and the exercise or purchase price per share in effect under each outstanding Award, (iii) the number and/or class of securities subject to forfeiture or the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share and (iv) the maximum number and/or class of securities that may be issued under the Plan pursuant to Incentive Options. In the event of a Change in Control, the provisions of Section XI shall apply. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate, and those adjustments shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

VI. TERMS OF OPTIONS

The Plan Administrator may grant options to eligible persons upon such terms as it deems appropriate. Each option shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms and conditions of the Plan.

A. Type of Options. Each option shall be designated in the Award Agreement as either an Incentive Option or a Non-Statutory Option. Incentive Options may only be granted to Employees.

B. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date; provided, however, if any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the following forms as determined by the Plan Administrator and specified in the Award Agreement:

(i) cash or check made payable to the Corporation;

(ii) a promissory note payable to the Corporation having such recourse, interest, security and repayment terms as the Plan Administrator deems appropriate after taking into account the tax and accounting consequences of permitting the use of a promissory note and subject to the applicable requirements of Delaware General Corporation Law;

(iii) by having the Corporation withhold a number of shares of Common Stock otherwise deliverable pursuant to the exercise of the option with such withheld shares valued at Fair Market Value on the Exercise Date;

(iv) should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, in shares of Common Stock valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes; or

(v) should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised and only to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm (with such brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with any applicable pre- clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on the settlement date in order to complete the sale.

Except to the extent a sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

3. The Plan Administrator shall have the discretion (exercisable at any time) to permit the exercise price of an outstanding option to be paid in one or more of the forms specified in Section VI.B.2.

C. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator. No option shall have a term in excess of ten (10) years measured from the option grant date. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

D. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Participant at the time of cessation of Service or death:

(i) Should the Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the Participant shall have a period of three (3) months from the date of such cessation of Service during which to exercise each outstanding option held by such Participant.

(ii) Should the Participant’s Service terminate by reason of Disability, then the Participant shall have a period of twelve (12) months from the date of such cessation of Service during which to exercise each outstanding option held by such Participant.

(iii) If the Participant dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance or, if beneficiary designations are permitted and have been validly made, the Participant’s designated beneficiary or beneficiaries of that option shall have a twelve (12)-month period from the date of the Participant’s death to exercise such option.

(iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable at the time of cessation of the Participant’s Service or death. No additional shares shall vest under the option following the Participant’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Participant. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding.

(vi) Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding options under the Plan, then all those options shall terminate immediately and cease to remain outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Participant’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post- Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Participant’s cessation of Service or death but also with respect to one or more additional installments in which the Participant would have vested under the option had the Participant continued in Service.

E. Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of the Participant’s cessation of Service. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the recordholder of the purchased shares.

G. Limits on Incentive Options. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted, except to the extent otherwise provided under applicable law or regulation.

H. Repricing Program. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

VII. TERMS OF STOCK AWARDS

The Plan Administrator may issue shares of Common Stock to eligible persons upon such terms as it deems appropriate. Each such stock issuance shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms and conditions of the Plan.

A. Consideration. Shares of Common Stock may be issued under the Plan for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

1. cash or check made payable to the Corporation;

2. past services rendered to the Corporation (or any Parent or Subsidiary);

3. a promissory note payable to the Corporation having such recourse, interest, security and repayment terms as the Plan Administrator deems appropriate after taking account the tax and accounting consequences of permitting the use of a promissory note and subject to the applicable requirements of Delaware General Corporation Law; or

4. any other valid consideration under the Delaware General Corporation Law.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Plan may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, reincorporation, combination of shares, exchange of shares or other similar change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Plan or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase- money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of the Participant’s cessation of Service and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares by the applicable clause (i) or (ii) amount.

4. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

C. Stockholder Rights. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under a stock award, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

VIII. TERMS OF RESTRICTED STOCK UNITS

The Plan Administrator may grant restricted stock units to eligible persons which entitle the Participants to receive the shares underlying those awards upon vesting or upon the expiration of a designated time period following the vesting of those awards. Each award of restricted stock units shall be evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms and conditions of the Plan.

A. Vesting Provisions.

1. Restricted stock units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives.

2. Outstanding restricted stock units shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding awards of restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.

B. Stockholder Rights. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock units award until that award vests and the shares of Common Stock are actually issued thereunder.

IX. TRANSFERABILITY OF AWARDS

A. Except as provided below, Awards, together with the shares of Common Stock subject to the Awards, shall not be assignable or transferable other than by will or by the laws of inheritance following the Participant’s death.

B. However, a Non-Statutory Option, together with the underlying unexercised shares of Common Stock, may to the extent permitted by the Plan Administrator be assigned in whole or in part during the Participant’s lifetime by gift or pursuant to a domestic relations order to one or more of the Participant’s Family Members or to a trust established exclusively for the Participant and/or one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Statutory Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

C. Notwithstanding the foregoing, the Participant may also, to the extent permitted by the Plan Administrator and subject to applicable law, designate one or more Family Members as the beneficiary or beneficiaries of his or her outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award.

D. Prior to the date the Corporation first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, outstanding options under the Plan, together with the shares of Common Stock subject to those options during the period prior to exercise, shall not be the subject of any short position, put equivalent position (as such term is defined in Rule 16a-1(h) under the 1934 Act) or call equivalent position (as such term is defined Rule 16a-1(b) of the 1934 Act).

E. Except as otherwise provided above, until the date the Corporation first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, outstanding options under the Plan, together with the shares of Common Stock subject to those options during the period prior to exercise, shall not be the subject of any pledges, gifts, hypothecations or other transfers, other than pursuant to the Corporation’s repurchase rights or in connection with a Change in Control in which such options shall terminate and cease to be outstanding.

X. REPURCHASE RIGHT; RESTRICTIONS ON SHARES

A. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Corporation shall have the right to repurchase any or all vested shares of Common Stock issued to the Participant at a price per share equal to the Fair Market Value per share of Common Stock (or at such other price as may be established in the document evidencing such right).

B. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

C. In connection with any underwritten public offering by the Corporation of its equity securities, the Participant (or any successor in interest) shall be subject to transferability and market stand-off restrictions with respect to any shares of Common Stock issued under the Plan in accordance with the terms established by the Plan Administrator and set forth in the document evidencing the issuance of such shares.

D. The Plan Administrator may require that a Participant (or any successor in interest) execute a stockholders agreement, with such terms as the Plan Administrator deems appropriate, with respect to any shares of Common Stock issued to the Participant pursuant to the Plan.

E. Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

XI. CHANGE IN CONTROL

A. In the event of a Change in Control, each outstanding Award, as determined by the Plan Administrator in its sole discretion, may be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an Award granted by the successor corporation (or parent thereof), (iii) otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) replaced with a cash retention program of the Corporation or any successor corporation which preserves the spread existing on the unvested shares subject to the Award at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate purchase price payable for such shares) and, subject to Section XI.C, provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those unvested Award shares, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A.

B. To the extent an outstanding Award is not assumed, substituted, continued or replaced in accordance with Section XI.A, such Award shall automatically vest in full immediately prior to the effective date of the Change in Control, unless the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the grant of the Award. The Plan Administrator in its sole discretion shall have the authority to provide that to the extent any such Award, as so accelerated, remains unexercised and outstanding on the effective date of the Change in Control, such Award shall be cancelled and terminated and the holder of such Award shall become entitled to receive, upon consummation of the Change in Control and subject to Section XI.C, a lump sum cash payment in an amount equal to the product of (i) the number of shares of Common Stock subject to such Award and (ii) the excess of (a) the Fair Market Value per share of Common Stock on the date of the Change in Control over (b) the per share exercise price or purchase price in effect for such Award. However, any such Award shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control is less than the per share exercise price or purchase price in effect for such Award.

C. The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made pursuant to Section XI.A(iv) or Section XI.B to the same extent and in the same manner as such provisions apply to a holder of a share of Common Stock.

D. Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

E. In the event of any Change in Control, the Plan Administrator in its sole discretion may determine that all outstanding repurchase rights (i) are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) are to be terminated and the shares of Common Stock subject to those terminated rights are to immediately vest in full, unless such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the repurchase right is issued.

F. Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (ii) the exercise price or purchase price payable per share under each outstanding Award, provided the aggregate exercise price or purchase price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or parent thereof) may, in connection with the assumption or continuation of the outstanding Awards and subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

G. The Plan Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to structure such Award so that (i) all or a portion of the Award shall automatically accelerate and vest (and any repurchase rights of the Corporation with respect to the unvested shares subject to that Award that become vested on such accelerated basis shall immediately terminate) upon the occurrence of a Change in Control, whether or not such Award is to be assumed in the Change in Control or otherwise continued in effect or (ii) all or a portion of the shares subject to such Award will automatically vest on an accelerated basis should the Participant’s Service terminate by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control in which the Award is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate.

H. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

I. The grant of Awards under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

XII. EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Awards previously granted under the Plan shall terminate and cease to be outstanding, and no further Awards shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant Awards and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

C. Awards may be granted under the Plan which are in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess Awards are made, then (i) any unexercised options and unvested restricted stock units granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Participants the exercise price or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

D. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding Awards under the Plan in connection with a Change in Control. All Awards outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those Awards.

XIII. GENERAL

A. Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

B. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable tax withholding requirements.

C. The implementation of the Plan, the granting of any Awards under the Plan and the issuance of any shares of Common Stock under an Award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.

D. Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

E. In the event there are at any time two thousand (2,000) or more holders of outstanding options under the Plan or five hundred (500) or more holders of outstanding options under the Plan who are not accredited investors, the Corporation shall provide to each such option holder, at the time the outstanding options first become held by five hundred (500) or two thousand (2,000) holders, as applicable, and at successive six (6)-month intervals thereafter, financial statements that meet the requirements of Rule 701(e)(4) under the 1933 Act and that are at the time of distribution not more than one hundred and eighty (180) days old. Such obligation shall continue until such time as the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act or (if earlier) no longer relies on the exemption from such reporting requirements provided by Rule 12h-1(f) under the 1934 Act. The Corporation may require that option holders agree to keep any financial information so provided confidential.

XIV. DEFINITIONS

The following definitions shall be in effect under the Plan:

A. Award shall mean an option, a stock award or a restricted stock unit.

B. Award Agreement shall mean the agreement entered into by the Corporation and the Participant evidencing the Award.

C. Board shall mean the Corporation’s Board of Directors.

D. Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term, and in the absence of such a Change in Control definition shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction; or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Committee shall mean a committee of one (1) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

G. Common Stock shall mean the Corporation’s common stock.

H. Corporation shall mean Clear Street Group Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Clear Street Group Inc..

I. Disability shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term, and in the absence of such a definition shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Capital, Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not at the time listed on any Stock Exchange, then the Fair Market Value shall be determined by the Plan Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code; provided, however, that with respect to an Incentive Option, such Fair Market Value shall be determined in accordance with the standards of Section 422 of the Code and the applicable Treasury Regulations thereunder.

M. Family Member means, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

O. Involuntary Termination shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term, and in the absence of such an Involuntary Termination definition shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

P. Misconduct shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term, and in the absence of such a Misconduct definition shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

Q. 1933 Act shall mean the Securities Act of 1933, as amended.

R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. Participant shall mean any person to whom an Award is granted under the Plan.

V. Plan shall mean the Corporation’s 2021 Stock Incentive Plan, as set forth in this document.

W. Plan Administrator shall mean either the Board or the Committee, or the officer delegated authority under Section III.A, acting in its capacity as administrator of the Plan.

X. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award. For purposes of the Plan, a Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that for a leave which exceeds three (3) months, Service shall be deemed, for purposes of determining the period within which any outstanding option held by a Participant may be exercised as an Incentive Option, to cease on the first day immediately following the expiration of such three (3)-month period, unless such Participant is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

Y. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Capital, Global or Global Select Market or the New York Stock Exchange.

Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

CLEAR STREET GROUP INC.

2021 STOCK INCENTIVE PLAN

2022 SUB-PLAN FOR PARTICIPANTS IN ISRAEL

1. SPECIAL PROVISIONS FOR PARTICIPANTS IN ISRAEL

1.1 This 2022 Sub-Plan for Participants in Israel (the “Sub-Plan”) to the Clear Street Group Inc. 2021 Stock Incentive Plan (the “Plan”) is made in accordance with Section III.C of the Plan. This Sub-Plan was approved by the Corporation.

1.2 The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to Awards.

1.3 This Sub-Plan applies with respect to Awards granted under the Plan. The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Awards that may be granted or issued under the Plan from time to time, in compliance with the tax, securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Sub-Plan, all grants made pursuant to this Sub-Plan shall be governed by the terms of the Plan. This Sub-Plan is applicable only to grants made after the date of its adoption. This Sub- Plan complies with, and is subject to, the ITO and Section 102.

1.4 The Plan and this Sub-Plan shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall govern.

2. DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions shall apply to grants made pursuant to this Sub-Plan:

“3(i) Award” means an Award, which is subject to taxation pursuant to Section 3(i) of the ITO, which has been granted to any person who is not an Eligible 102 Participant.

“102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) and 102(b)(3) of the ITO pursuant to which all or a part of the income resulting from the sale of Shares is taxable as a capital gain.

“102 Capital Gains Track Award” means a 102 Trustee Award qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares derived from Awards is taxed as ordinary income.

“102 Ordinary Income Track Award” means a 102 Trustee Award qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“102 Trustee Award” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes both 102 Capital Gains Track Awards and 102 Ordinary Income Track Awards.

“Affiliate” for the purpose of grants made under this Sub-Plan, means any affiliated entity of the Corporation that is an “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” as defined in Section 32(9) of the ITO, currently defined as an individual who prior to the grant or as a result of the grant or exercise of any Award, holds or would hold, directly or indirectly, in his/her name or with a relative (as defined in the ITO) (i) 10% of the outstanding share capital of the Corporation, (ii) 10% of the voting power of the Corporation, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the “profits” of the Corporation (as defined in the ITO), or (v) the right to appoint a director of the Corporation.

“Deposit Requirements” shall mean with respect to a 102 Trustee Award, the requirement to evidence deposit of an Award with the Trustee, in accordance with Section 102, in order to qualify as a 102 Trustee Award. As of the time of approval of this Sub-Plan, the ITA guidelines regarding Deposit Requirements for 102 Capital Gains Track Awards require that the Trustee be provided with (a) the resolutions approving Awards intended to qualify as 102 Capital Gains Track Awards within 45 calendar days of the date of the Plan Administrator’s approval of such Award, including full details of the terms of the Awards, and (b) a copy of the Award Agreement executed by the Eligible 102 Participant and/or Eligible 102 Participant’s consent to the requirements of the 102 Capital Gains Track Award within 90 calendar days of the Plan Administrator’s approval of such Award.

“Election” means the Corporation’s or its Affiliate’s choice of the type of 102 Trustee Awards it shall make under the Plan (as between 102 Capital Gains Track Awards or 102 Ordinary Income Track Awards), as filed with the ITA.

“Eligible 102 Participant” means a Participant who is a person employed by the Corporation or its Affiliates, including an individual who is serving as a director (as defined in the ITO) or an office holder (as defined in the ITO), who is not a Controlling Shareholder.

“Israeli Fair Market Value” shall mean with respect to 102 Capital Gains Track Awards only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Corporation’s shares are listed on any established stock exchange or a national market system, or if the Corporation’s shares shall be registered for trading within ninety (90) days following the date of grant, the Fair Market Value of the Shares at the date of grant shall be determined in accordance with the average value of the Corporation’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA” means the Israel Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version), 1961, and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Award” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Awards, during which Awards granted by the Corporation must be held by the Trustee for the benefit of the person to whom it was granted. As of the date of the adoption of this Sub-Plan, the Required Holding Period for 102 Capital Gains Track Awards is 24 months from the date of grant of the Award.

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“Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and by the Law Amending the Income Tax Ordinance (Number 147), 2005.

“Shares” shall mean shares of Common Stock (as such term is defined in the Plan).

“Trust Agreement” shall mean the trust agreement entered into between the Trustee and the Corporation.

“Trustee” means a person or entity designated by the Plan Administrator to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3. TYPES OF AWARDS AND SECTION 102 ELECTION

3.1 Awards made as 102 Trustee Awards shall be made pursuant to either (a) Sections 102(b)(2) and 102(b)(3) of the ITO as 102 Capital Gains Track Awards or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Awards. The Corporation’s Election regarding the type of 102 Trustee Award it chooses to make shall be filed with the ITA. Once the Corporation (or its Affiliate) has filed such Election, it may change the type of 102 Trustee Award that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Corporation from granting Non-Trustee Awards to Eligible 102 Participants at any time.

3.2 Eligible 102 Participants may receive only 102 Trustee Awards or Non-Trustee Awards under this Sub-Plan. Participants who are not Eligible 102 Participants may be granted only 3(i) Awards under this Sub-Plan.

3.3 No 102 Trustee Awards may be made effective pursuant to this Sub-Plan until 30 days after the date the requisite filings required by the ITO and the Rules, including the filing of the Plan and Sub-Plan, have been made with the ITA.

3.4 The Award Agreement shall indicate whether the grant is a 102 Trustee Award, a Non-Trustee Award or a 3(i) Award; and, if the grant is a 102 Trustee Award, whether it is a 102 Capital Gains Track Award or a 102 Ordinary Income Track Award.

4. TERMS AND CONDITIONS OF 102 TRUSTEE GRANTS

4.1 Each 102 Trustee Award shall be deemed granted on the date approved by the Plan Administrator and stated in a written or electronic notice by the Corporation, provided that its qualification as a 102 Trustee Award shall be dependent upon the Corporation’s and the Trustee’s compliance with any applicable requirements set forth by the ITA with regard to such grants.

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4.2 Notwithstanding anything to the contrary in the Plan, each 102 Trustee Award granted to an Eligible 102 Participant and each Share acquired pursuant to a 102 Trustee Award shall be deposited with a Trustee in compliance with the Deposit Requirements and held in trust by the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA). After termination of the Required Holding Period, the Trustee may release such Awards and any Shares issued with respect to such Award, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Corporation or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Awards or shares issued with respect to the 102 Trustee Awards prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3 Each 102 Trustee Award shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Award and shall prevail over any term contained in the Plan, this Sub-Plan or Award Agreement that is not consistent therewith. Any provision of the ITO and any approvals of the ITA not expressly specified in this Sub-Plan or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Award shall comply with the ITO and the terms and conditions of the Trust Agreement entered into between the Corporation and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Corporation or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102. With respect to 102 Capital Gain Track Awards, to the extent that the Shares are listed on any established stock exchange or a national market system, the provisions of Section 102(b)(3) of the ITO and the Israeli Fair Market Value shall apply with respect to the Israeli tax rate applicable to such Awards.

4.4 During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Awards and Shares received subsequently following any realization of rights derived from Awards or Shares (including stock dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the Shares have been withheld for transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Corporation that all requirements for such release and transfer have been fulfilled according to the terms of the Corporation’s corporate documents, the Plan, any applicable Award Agreement and applicable law. To avoid doubt such sale or release during the Required Holding Period shall result in different tax ramifications to the Eligible 102 Participant under Section 102 and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant (including tax and mandatory payments otherwise payable by the Corporation or its Affiliates, which would not apply absent a sale or release during the Required Holding Period).

4.5 In the event a stock dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as 102 Trustee Awards, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such stock dividend and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant in accordance with the Plan after deduction of taxes and mandatory payments in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

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4.6 If an Award granted as a 102 Trustee Award is exercised/vests during the Required Holding Period, the Shares issued upon such exercise/vesting shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant (or be subject to a supervisory trustee arrangement if approved by the ITA). If such an Award is exercised or settled after the Required Holding Period ends, the Shares issued upon such exercise or settlement shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA), or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan, this Sub-Plan and the applicable Award Agreement.

4.7 To avoid doubt: (i) notwithstanding anything to the contrary in the Plan, including without limitation Sections VI.B and VII.A, payment upon exercise or purchase of Awards granted under the 102 Capital Gains Track, may only be paid by cash or check, and not by promissory notes, surrender of Shares, reduction of Shares pursuant to a cashless or net exercise or other forms of payment, unless and to the extent permitted under Section 102 and as authorized by the ITA (as applicable); (ii) notwithstanding anything to the contrary in the Plan, early exercise provisions shall not apply to Grants granted under the 102 Capital Gains Track; (iii) notwithstanding anything to the contrary in the Plan, including without limitation Sections V.D, VI.D(2) and VI.H thereof, certain adjustments and amendments to the terms of Awards granted under the 102 Capital Gains Track, including pursuant to recapitalization events, share exchange programs, repricing programs, dividend adjustments and so forth, may disqualify the Awards from benefitting from the tax benefits under the 102 Capital Gains Track, unless and to the extent permitted under Section 102 and as authorized by the ITA or the prior approval of the ITA is obtained (as applicable); (iv) notwithstanding anything to the contrary in the Plan, Awards granted under the 102 Capital Gains Track which are subject to performance criteria must include objective milestones as the performance criteria and must clearly define the maximum number of Shares to be issued upon vesting of the Award; (v) notwithstanding anything to the contrary in the Plan, including without limitation Section X thereof, repurchase rights shall not apply to Awards granted under the 102 Capital Gains Track; and (vi) notwithstanding anything to the contrary in the Plan, Awards granted under the 102 Capital Gains Track may only be settled in Shares and not in cash.

4.8 Any Award granted under the 102 Capital Gains Track is meant to comply in full with the terms and conditions of Section 102 and the requirements of the ITA, and therefore the Plan and the Sub-Plan are to be read such that they comply with the requirements of Section 102. Should any provision in the Plan and/or the Sub-Plan disqualify the Plan and/or the Sub-Plan and/or any Award granted under Section 102 Capital Gain Track granted thereunder from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall not apply to such Awards and the underlying Shares unless the ITA provides approval of compliance with Section 102.

5. ASSIGNABILITY

As long as Awards or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

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6. TAX CONSEQUENCES

6.1 Any tax consequences arising from the grant, or vesting or exercise of any Award, from the payment for Shares or the acquisition of Shares issued upon the exercise or vesting (as applicable) of the Award, from the sale or disposition of any Shares covered by an Award, or from any other event or act (of the Corporation and/or its Affiliates and/or the Trustee and/or the Participant) hereunder (including without any limitation any taxes and compulsory payments, such as National Insurance Institute and health tax payments), shall be borne solely by the Participant. The Corporation and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Corporation and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

6.2 The Corporation or any of its Affiliates, and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise/vesting, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law; and/or (ii) requiring the Participant to pay to the Corporation or any of its Affiliates the amount so required to be withheld; and/or (iii) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (iv) causing the exercise and sale of any Awards or Shares held by on behalf of the Participant or selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Corporation may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to the Participant’s authorization as expressed by acceptance of the Award under the terms herein), to the extent permitted by applicable law or pursuant to the approval of the ITA. In addition, the Participant shall be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.3 The Corporation does not represent or undertake that an Award shall qualify for or comply with the requisites of any particular tax treatment (such as the 102 Capital Gains Track), nor shall the Corporation, its assignees or successors be required to take any action for the qualification of any Award under such tax treatment. The Corporation shall have no liability of any kind or nature in the event that, as a result of application of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, an Award shall be deemed to not qualify for any particular tax treatment.

6.4 With respect to Non-Trustee Awards, if the Eligible 102 Participant ceases to be employed by the Corporation or any Affiliate, the Eligible 102 Participant shall extend to the Corporation and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Corporation, all in accordance with the provisions of Section 102 and the Rules.

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6.5 The Corporation and/or when applicable, the Trustee shall not be required to release any Share certificate to an Israeli Participant until all required payments have been fully made. In the event that the Corporation, or its Affiliates, or the Trustee, as applicable, is uncertain as to the sum of the full tax payment due or which is subject to withholding, the Corporation or the Trustee, as applicable, may refuse to release the Shares until such time as the ITA verifies the sum of the full tax payment which is due, and the Participants shall not have any claims in connection with such refusal. In addition, the Corporation shall not be obligated to honor the exercise or vesting of an Award by or on behalf of a Participant until all tax consequences (if any) arising from the exercise or vesting of such Award and/or sale or disposition of Shares and/or Award are resolved in a manner reasonably acceptable to the Corporation.

6.6 THE PARTICIPANT IS STRONGLY ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES. THE CORPORATION DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN THE SOLE RESPONSIBILITY OF THE PARTICIPANT.

7. SECURITIES LAWS

All Awards hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

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CLEAR STREET GROUP INC.

2021 STOCK INCENTIVE PLAN (THE “PLAN”)

SUB-PLAN FOR U.K. EMPLOYEES (THE “SUB-PLAN”)

This Sub-Plan is a sub-plan of the Plan and has been created and approved in accordance with the provisions of Section III of the Plan. Capitalized terms used but not defined in this Sub-Plan shall have the meanings ascribed thereto in the Plan.

SECTION 1 Definitions. As used in this Sub-Plan and/or any Award Agreement under this Sub-Plan, the following terms shall have the meanings set forth below.

(a) “Employer NIC” means the amount of secondary Class 1 National Insurance contributions, including, where applicable, any employer’s health and social care levy or similar payments in respect of any Award.

(b) “FPO” means the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 of the United Kingdom (as may be amended from time to time).

(c) “FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom (as may be amended from time to time).

(d) “Group” has the meaning given to that term under FSMA.

(e) “U.K. Employee” means an employee or former employee of the Corporation or of any Parent or Subsidiary of the Corporation (provided that such Parent or Subsidiary is a member of the Corporation’s Group) who is resident in the United Kingdom.

SECTION 2 Purpose.

(a) The purpose of this Sub-Plan is primarily to establish a sub-plan under the Plan that will apply to Awards to be made to U.K. Employees. As a result:

(i) All Awards to U.K. Employees shall be made under this Sub-Plan;

(ii) No Awards shall be made under this Sub-Plan to any person other than a U.K. Employee, and this Sub-Plan shall not apply to any Awards made under the Plan to any such other person; and

(iii) Section IV of the Plan shall be deemed amended accordingly insofar as it applies to this Sub-Plan.

(b) The provisions of the Sub-Plan vary from those applicable under the Plan so as to:

(i) enable the Sub-Plan (and any Awards made or proposed to be made under the Sub-Plan, and communications concerning those Awards) to take advantage of certain exemptions available in the United Kingdom from certain prohibitions and restrictions which might otherwise apply to such grants and communications in the United Kingdom under the regulatory regime established under FSMA; and

(ii) take account of United Kingdom tax treatment of the Awards.

(c) No Award shall be granted under this Sub-Plan unless such Award relates to a type of investment set out or referred to in Article 60(1) of the FPO. Section IV of the Plan shall be deemed amended accordingly insofar as it applies to this Sub-Plan.

SECTION 3 Interaction with the Plan.

(a) This Sub-Plan should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this Sub-Plan, in which event, the terms set out in this Sub-Plan shall prevail.

(b) Subject to the other provisions of this Sub-Plan, the provisions of the Plan will apply to this Sub-Plan as if references therein to the Plan were references to this Sub-Plan.

SECTION 4 Taxes

Section XIII.B of the Plan is hereby replaced with the following:

B. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable United Kingdom income taxes and employee national insurance contributions.

In accepting any relevant Award, the U.K. Employee shall, if so required by the Corporation and to the extent lawful, agree with and undertake to the Corporation and any relevant Parent or Subsidiary that is a “secondary contributor” in respect of Class I national insurance contributions (or otherwise liable for the employer’s share of any health and social care levy) payable in respect of the Award (or any stock award in connection therewith) that the Corporation or relevant Parent or Subsidiary may recover from the U.K. Employee the whole or part of any Employer NIC; and the U.K. Employee shall either (A) (if so required the Corporation) join with the Corporation or relevant Parent or Subsidiary in making an election (in such terms and such form and subject to such approval by HMRC as provided in paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992 or similar provision in respect of any health and social care levy) for the whole or part of any liability of the Corporation or relevant Parent or Subsidiary for Employer NIC to be transferred to the U.K. Employee, or (B) enter into a joint agreement with the Corporation or relevant Parent or Subsidiary at the time of the Award for the reimbursement by the U.K. Employee to the Corporation or relevant Parent or Subsidiary for such Employer NIC.

The U.K. Employee may be required as a condition precedent to acquiring any shares of Common Stock to enter into a joint election under Section 431(1) of the United Kingdom Income Tax (Earnings and Pensions) Act 2003 for the full disapplication of Chapter 2 of Part 7 of that Act.

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SECTION 5 General.

(a) The Sub-Plan, and any Awards granted hereunder, shall be governed, construed and administered in accordance with the laws of the State of Delaware, without reference to its conflict of laws provisions.

(b) The terms and conditions provided in this Sub-Plan are severable and if (despite the provisions of Section 5(a) of this Sub-Plan) any one or more provisions (or the effect of any such provision) are determined to be illegal or otherwise unenforceable under any applicable law, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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